Exhibit 99.2

Conference Call Transcript
SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
Event Date/Time: Dec. 04. 2008 / 11:00AM ET
CORPORATE PARTICIPANTS
Joe Sanderson
Sanderson Farms — Chairman & CEO
Mike Cockrell
Sanderson Farms — CFO
Lampkin Butts
Sanderson Farms — President and COO
CONFERENCE CALL PARTICIPANTS
Farha Aslam
Stephens, Inc. — Analyst
Ken Goldman
JPMorgan Chase & Co. — Analyst
Christina McGlone

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
Deutsche Bank — Analyst
Kenneth Zaslow
BMO Capital Markets — Analyst
Heather Jones
BB&T Capital Markets — Analyst
Christine McCracken
Cleveland Research Company — Analyst
Christopher Bledsoe
Barclays Capital — Analyst
PRESENTATION

Operator
Good day and welcome to the Sanderson Farms Inc. fourth quarter 2008 conference call. This call is being recorded. At this time for opening remarks and introductions I would like to turn the conference over to Mr. Joe Sanderson. Please go ahead, sir.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Thank you. Good morning. Welcome to Sanderson Farms fourth quarter and year-end conference call. Lampkin Butts and Mike Cockrell are with me this morning.
We issued a news release this morning announcing a net loss of $51.9 million, or $2.56 per fully diluted share for our fourth fiscal quarter of 2008. During the fourth quarter of fiscal 2007, we earned $24.1 million or $1.18 per diluted share. The $51.9 million net loss during the fourth quarter included an adjustment of $29.7 million net of income taxes or $1.46 per share to our live and processed inventories to reflect those inventories at the lower of cost per market. Mike will discuss that adjustment in detail in a moment.
For the year ended October 31, 2008, we reported a net loss of $43.1 million or $2.13 per diluted share. The year end numbers also include the effect of the inventory adjustment. For 2007 we reported net income of $78.8 million or $3.88 per diluted share. Each of you should have received a copy of the release and accompanying financial summary. If you did not they are available on our web site at www.sandersonfarms.com.
I will begin the call with brief comments about the year and then turn the call over to Lampkin and Mike for a detailed account of the operating and financial results. After their remarks I will come back to discuss feed grain prices and our outlook for fiscal 2009 before opening the call for your questions. Before we make any further comments, I would like to ask Mike to give the cautionary statement regarding forward-looking statements.

Mike Cockrell — Sanderson Farms — CFO
Thank you, Joe, and good morning, everyone.
Before we begin the call this morning, we need to caution you that the call will contain forward-looking statements about the business, financial condition, and prospects of the company. All forward-looking statements are based on Management’s current expectations and beliefs as well as assumption made by and information currently available to Management. The actual performance of the Company could differ materially from that indicated by forward-looking statements because of various risks and uncertainties. These risks and uncertainties are described in our most recent annual report on form 10-K and in the Company’s most recently filed quarterly report on Form 10Q.
We expect to file our annual report on Form 10-K for the year ended October 31, 2008 with the SEC on or before December 19, 2008.

Joe Sanderson — Sanderson Farms — Chairman & CEO

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
Thank you, Mike.
While the Georgia dock and leg quarter prices were higher for the year, the overall chicken markets were lower during our fourth fiscal quarter when compared to the fourth quarter of last year. And market conditions were less favorable during the quarter than during the third quarter of this fiscal year.
Feed grain prices, which I will discuss in more detail in a few minutes, provided significant head winds throughout the year despite the deteriorating market conditions versus a year ago our net sales for the full year were $1.7 billion an increase of 17% compared to fiscal 2007. Our increased sales primarily reflect our growth in Waco.
Mike will explain the significant inventory adjustment that contributed to our net loss in a few moments. But first I will turn the call over to Lampkin for a discussion of our operations.

Lampkin Butts — Sanderson Farms — President and COO
Thank you, Joe and good morning, everyone.
As Joe mentioned, market prices for poultry products were mixed during our fourth quarter when compared to our fourth quarter of last year, but overall prices were considerably lower. The average Georgia dock price during our fourth quarter was approximately 9% higher than last year’s fourth quarter averaging $0.881 for the quarter. For the year, the Georgia dock averaged $0.83 per pound which represented an 8% increase over the $0.767 per pound averaged during fiscal 2007. The Georgia dock price is currently $0.87 per pound.
As many of you know, the Georgia dock price is a good indicator of the supply and demand dynamics for products sold at retail. While despite market prices for products produced at our big bird plants have been under significant pressure, the balance of supply and retail demand has been much better. This balance is reflected in the improvement in the Georgia dock price during 2008.
Bulk leg quarter prices increased approximately 17% for the quarter compared to last year’s fourth quarter and increased approximately 12% for the year. Leg quarter averaged $0.524 per pound during the fourth quarter and $0.464 per pound for the year but the current [unaberry] quote is $0.27 per pound. The deterioration in leg quarter prices over the past month and a half reflects the impact of current economic conditions around the world on our export customers. Credit issues are impacting our customers in Russia and other former Soviet Union countries making it difficult for them to obtain the credit needed to buy our products.
The market for bonus breast meat has been very soft since July. Prices during our fourth quarter were lower by 22% when compared to the fourth quarter a year ago, were 18% lower than during our third fiscal quarter and were over 10% lower for the year. The quoted market price for bonus breast averaged $1.19 per pound during the fourth quarter, and $1.35 per pound during the year.
Prices continued to soften through the quarter. The [unaberry] market price for bonus breasts is currently $1.15 per pound which is actually an improvement from the bottom of $1.06 per pound reached during October. While the quoted market price for boneless stayed above $1 a pound, boneless was being discounted below $0.80 per pound this fall.
The softness in the boneless breast market reflects the weakness in the market for almost all protein consumed away from home. This includes the demand for white meat from our casual dining customers as well as the softness in the market for chicken from our distribution customers.
Finally, jumbo wing prices during our fourth quarter averaged $0.88 per pound, down $0.27 from the average of $1.16 per pound during last year’s fourth quarter. For the year, jumbo wing prices were lower by 16% from an average of $1.11 per pound during fiscal 2007 to an average of $0.94 per pound during fiscal 2008. Jumbo wings currently trade for $1.05 per pound. Softness in wing prices reflects the same weakness for the same reasons as the soft boneless breast market. Normally wing prices firm after Labor Day as football season starts and fans begin moving into bars and watering holes to eat Buffalo wings and watch their favorite teams. That did not happen this fall.
This price weakness again reflects the very weak demand for any product consumed away from home and we expect the weak market to continue until either the chicken industry brings production in line with this weak demand or demand picks up as general economic conditions improve. Like with boneless breasts we have seen a slight improvement in the market for wings over the past few weeks.

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
All this said, our average sales price for poultry products during the full fiscal year was actually higher by $0.015 per pound over last year increasing 2.3% for the year ended October 31, 2008 compared to the year ended October 31, 2007. Obviously, all of that increase was experienced during the first half of the year. This increase of $0.015 per pound in our average sales price for chickens was more than offset by the substantially higher feed grain costs we experienced which added $0.07 per pound to the cost of chicken processed during 2008. When you combine the prices with higher costs, margins were lower by almost $0.06 per pound in our chicken business.
Our costs for corn were higher during the quarter compared to last year’s fourth quarter rising 43.5% while the cost for soybean mill increased 41.7% during our fourth quarter compared to last year. For the year, we paid over $239 million more for feed grain compared to fiscal 2007. The Company’s current costs for these commodities have come down and we now expect to pay less for feed during 2009. Based on current pricing, feed grain costs for the company during fiscal 2009 would be approximately $142.5 million lower than 2008 costs, if we priced all of our remaining 2009 needs at today’s prices. Joe will have more to say on feed costs in a few minutes.
Just as we do near the beginning of each fiscal year, we met with our managers two weeks ago to identify opportunities in our plants, in the field and in sales that we will work to capture during 2009 and we expect our overall operating performance to continue to improve. Our goal for 2009 is, as always, to operate at the top of our industry regardless of market conditions. We competed well in the industry during 2008 in terms of operating efficiencies and margins, and we still have room for significant improvement.
While dark meat prices are down significantly from their highs for the year, leg quarter prices were strong during 2008. For the first nine months of the calendar year, total US exports were higher by 21% when compared to calendar 2007. Most every export market experienced growth in volumes during the year including an 8% increase in volume to Russia, a 15.2% increase in volume to China, exports to Mexico were up almost 20%.
During fiscal 2008, our sales into export markets totaled approximately $233 million or 13.2% of our total sales dollars. As many of you know, Russian authorities are currently considering a change in the quotas for United States chicken going forward. The current agreement with the United States provides that Russian importers can buy up to 930,000 metric tons of US chicken each year. Through the first nine months of this year, 670,000 metric tons of chicken were sold to Russia. We are on pace, then, to come well under the 930,000 metric tons allowed under the current agreement.
Sanderson Farms understands that good progress has been achieved between the United States and Russian governments regarding changes to the fifth year, 2009, of the bilateral meat and poultry trade agreement. The changes made to the agreement appear to be acceptable to both governments, and we anticipate a joint announcement regarding the successful conclusion to the consultations will be made although we cannot predict the timetable.
Sanderson Farms anticipates that US poultry exports to Russia in 2009 will continue at levels near the 2008 quantity estimated to be about 750,000 metric tons. However, other factors such as the availability of credit and financing for poultry imports or politics could change this outlook.
The USDA is predicting decreased chicken production during calendar 2009, which is supported by leading indicators such as egg sets and breeder placements. Breeder chicken replacements are down 3.1%, when compared with the same three months ago a year ago, and the projected breeder flock for May 2009 is down 1%. Egg set numbers over the past few weeks have been running between 7% and 11% behind last year’s numbers. These numbers support the USDA’s estimate of a decrease in chicken production during calendar 2009.
At this point I will turn the call over to Mike for a discussion of the quarter’s financial performance.

Mike Cockrell — Sanderson Farms — CFO
Thank you, Lampkin.
Our financial performance during the fourth fiscal quarter and for the year both reflect the difficult environment facing our industry. Our net sales for the quarter totaled $460.2 million, that’s up from the $426.9 million for the same quarter during fiscal 2007. The increase reflects an increase in the pounds of poultry products sold during our fouth fiscal quarter of 11% when compared to last year, but that number was offset by deteriorating market conditions. For the fiscal year our net sales totaled $1.7 billion or a 17% increase over the $1.5 billion for fiscal 2007. Our cost of sales for the year increased 30.6% compared to a year ago, and totaled $1.7 billion.

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
While our average sales price for poultry products during fiscal 2008 was up 2.3% compared to last year, the average cost per pound in our poultry business increased 16% compared to last year reflecting the higher grain costs. For the year, feed grain costs comprised 49% of our cost of goods sold and during fiscal 2007, grain costs comprised only 41% of our cost of goods sold.
Our cost of sales for the quarter ended October 31, 2008 increased 29.4% when compared to the same quarter during fiscal 2007. This increase is primarily result of an increase in the poultry pounds sold during the quarter of 11% or 63.3 million pounds as well as higher feed grain costs.
During this year’s fourth fiscal quarter, we sold 638 million pounds of chicken, and we sold 2.4 billion pounds of chicken for fiscal 2008. By contrast we sold 574.5 million pounds of poultry products during last year’s fourth quarter and 2.0 billion pounds during fiscal 2007.
SG&A expenses for fiscal 2008 were down $6.2 million compared to 2007. This decrease was due in part to the start-up costs during fiscal 2007 related to our new Waco complex which were booked as SG&A expenses prior to the beginning of operations at that plant in August of 2007. These costs total $3.8 million.
While we pay no bonuses for fiscal 2008, and we also accrued no ESOP contribution for 2008, during 2007, we contributed $5.8 million to the ESOP and recorded $3.3 million for bonuses under the Company’s bonus award plan. Both of those were booked as SG&A expenses last year.
These lower costs partially offset by planned increases in our marking budget and certain other costs. At the end of the fiscal year our balance reflects stockholder’s equity of $354 million, and networking capital of $188.8 million. The current ratio was 3.4 to 1.
Our long-term debt at year end was $225.3 million, and our total debt to CAAP ratio was 39% at October 31, 2008. Our net debt to CAAP ratio was 38.6%. For the year we spent $48.8 million on capital improvements and paid $11.6 million in dividends.
For fiscal 2008 our interest expense was $8.5 million, an increase of $5.3 million over the interest that was expensed during fiscal 2007. This increase reflects our higher outstanding debt and also reflects the absence of $2.1 million in capitalized interest during 2007 that was not present during 2008. That capitalized interest relates to our Waco construction.
During fiscal 2008 we spent approximately $48.8 million on planned capital projects and we now expect that for fiscal 2009 our capital expenditures will be approximately $17.2 million. And we expect to fund that $17.2 million using cash on hand, internally generated working capital, cash flows from operations, and as needed liquidity under our revolver. The company still has a $300 million unsecured revolver of which $139 million was available to us at October 31, 2008. Our depreciation and amortization during 2008 totaled $41.9 million and we expect about $43 million for fiscal 2009.
During our fourth fiscal quarter the company recorded a net charge of 29.7 million or $1.46 per share to reduce our inventory values to the lower of cost or market. This charge consists of two primary parts. First, the company had on hand at the end of the fiscal year approximately 71 million pounds of leg quarters and (paws) that were awaiting shipment into the export market. As market prices for leg quarters began to fall rapidly in October and November, we had to revisit the value of that frozen processed inventory on our books. As you all know, generally accepted accounting principles require that inventory be valued at the lower cost of market. Given the high grain costs that contributed to a relatively high cost per pound for that product, the market price per pound fell below that product’s cost when leg quarters and paws began to fall at the end of the fiscal year. As a result, we adjusted our processed inventory by approximately $8.1 million net of income taxes on October 31.
The exercise we went through with our live inventories was a bit more complicated. At the end of the fiscal year, the company had approximately 58.6 million live [waller] on the ground across the company. Approximately 34.4 million of those live chickens were dedicated to our big bird de-boning operations and 24.2 million head of chickens for our retail plants. Some of those chickens were one day old, some two days old, some three, four, five and so forth up to 60 days old. As of today, many of those chickens have been grown to maturity, processed and sold. Some are still on the ground awaiting to be finished, processed and sold during December.
Normally we carry our live inventory at cost and accumulate that cost as the birds are fed and grown. GAAP principles require that our live inventory be reported on our books at the lower of cost or market, just as with processed inventory. With respect to the live birds, however, GAAP principles require a different assessment. The applicable guidelines require a company to project the cost to complete all live inventory and then deduct from the total cost the amount it expects to realize from the sale of the mature live inventory. To the extent that the cost accumulated in the live inventory on our books at October 31 was deemed impaired we wrote it down. We have a high degree of comfort in what our costs will be to complete the grow out and processing of the live chickens and have estimated based on current and expected market conditions what we will realize when we sell the birds. That exercise led us to believe that the projected cost of our live inventory at maturity will be greater than the ultimate sales price. So we adjusted our live inventories down by $21.6 million or $1.06 per share net of taxes.

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
We have been conservative with our estimates but to the extent that actual market conditions change materially from our estimates between now and two weeks from now on December 19 when we file our 10-K and our audited financial statements there’s a chance those number could change ever so slightly.
The fiscal 2008 inventory adjustment will have a positive effect on the first quarter of ‘09 because we recognized during fiscal 2008 those losses that are inherent in our inventory at October 31, that will be sold during ‘09 and otherwise would have occurred in ‘09. Of course we can’t predict whether or not this positive effect will be offset in whole or in part by similar adjustments at the end of the first quarter of ‘09 because that will depend upon inventory costs at that time and market factors that are presently not known.
With that I will return the call back over to Joe for closing comments.

Joe Sanderson — Sanderson Farms — Chairman & CEO
I’d like to follow up on a couple o things mentioned by Lampkin and then we will open the call up for your questions.
Lampkin mentioned based on current gain prices our feed grain costs would be approximately $142.5 million less during fiscal 2009 than they were during fiscal 2008 if we locked in prices on our remaining needs at current values. That estimate is based on today’s cash market price for grain but I caution anyone building a model that prices have been very volatile and I expect that volatility to continue.
I reported you on the last call in August that we have priced none of our 2009 needs as of that date, but would be looking for opportunities during the harvest to begin pricing some of our needs for fiscal 2009. Grain prices have dropped along with the prices of most commodities, and we have been pricing our fiscal 2009 soybean meal and corn needs. While the supply outlook for both corn and soybean meal has improved based on an expected reduction of demand, caused by current economic conditions, the carry out is tighter on soybeans than corn.
Although grain prices will be lower during fiscal 2009, our company and our industry need help from the chicken markets to return to positive margins. While grain costs may save approximately $0.055 to b $0.06 per pound on dressed chicken, chicken markets must move as well this year. We have seen positive moves from our industry as egg sets and chicken placements continue to drop. The question of course is whether or not the decrease supply of chicken as a result of these cuts will be enough to balance supply with the decreased demand from domestic consumers. As we reported in August, our Company instituted our fall cutback in production a month early on October 1, rather than November 1. We also postponed the move to full production in Waco until 2009.
Over the past few weeks we have also reduced our live weights to reduce pounds at all of our big bird de-boning plants and have reduced our big bird head count by another 100,000 head approximate per week, or 2.4%. When you combine our fall cut back with our reduced head count in live weights, we will be producing 10% fewer pounds in January than we were in September. These cuts are concentrated at our big bird plants, where we will be processing 14% fewer pounds in January than in September.
As Lampkin said, the primary area of reduced demand is for product going to food service, and distribution customers who provide meat the to consumers for consumption away from home. Until the American consumer begins eating out again, we expect the demand to remain soft.
We have made no decisions yet regarding when we will restore our fall cut-back or return our plants to full production. Moving Waco to full production will be our first priority as poultry houses are completed at that division.
As most of you know, our production is divided between big bird de-boning and retail. According to our benchmarking services, the big bird de-boning mark segment on average has been the most profitable market segment for most of the part 15 years. The exceptions to this rule occur during times when the commodity market prices for boneless breasts and dark meat are both very weak. We went through a period such as that during the cycle of 2006, and are in another of those cycles now.
Starting in July the big bird de-boning plants and Agri Stats were at a disadvantage to small bird plants and are now at a disadvantage to retail plants as well. Cheap boneless paired with cheap leg quarters does not work even with a significant cost advantage. Accordingly our production cuts are concentrated at our big bird de-boning plants.

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
While I have confidence that the fundamental rules of supply and demand in economics will work to maintain industry profitability over the long term, we recognize that these short-term swings are inevitable. However, we continue to manage this company as we always do, which is with the same goal regardless of where we are in the chicken cycle.
With that, we will now take your questions.
QUESTION AND ANSWER

Operator
Thank you, sir. (OPERATOR INSTRUCTIONS). We will take our first question that will come from Farha Aslam with Stephens, Inc..

Farha Aslam — Stephens, Inc. — Analyst
Hi, good morning.

Mike Cockrell — Sanderson Farms — CFO
Good morning.

Farha Aslam — Stephens, Inc. — Analyst
First question is, Joe, you have $1 billion shell filing and you have one of your largest competitors that is just declared chapter 11. Could you share with us your interest in acquiring chicken assets during this industry downturn and how you think about your balance sheet and stock price?

Joe Sanderson — Sanderson Farms — Chairman & CEO
Well, our first priority is our balance sheet, and we would do nothing to stretch, challenge, or put our balance sheet in any jeopardy whatsoever. I would also think our stock price at $25, $28 is not the most attractive level to me to be issuing stock. We don’t know anything about any assets being available right now either, so I think that’s fairly hypothetical. But our principle is we are not going to — we put Kinston off because we felt like it might be stretching our balance sheet. And I think that is always our first priority, protect our balance sheet ,and stock price where it is right now, it doesn’t seem the most attractive time to be issuing any stock regardless of the value or the price of any assets.

Farha Aslam — Stephens, Inc. — Analyst
Okay. Thank you very much.

Joe Sanderson — Sanderson Farms — Chairman & CEO
You bet.

Operator
And we will move to our next question that will come from Ken Goldman with JPMorgan.

Ken Goldman — JPMorgan Chase & Co. — Analyst
Good morning.

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call

Mike Cockrell — Sanderson Farms — CFO
Good morning, Ken.

Ken Goldman — JPMorgan Chase & Co. — Analyst
Could you guys give us some sense for, given the current purchases of corn and soybean meal at those levels where you think you need to be in terms of (urnaberry) prices for breasts and leg quarters and so forth?

Joe Sanderson — Sanderson Farms — Chairman & CEO
Yes. Our sensitivity table, and this will be different for different companies and different size birds, but based on our mix and our operation. To return to what you would call is based on ‘07, ‘05.

Lampkin Butts — Sanderson Farms — President and COO
‘07.

Joe Sanderson — Sanderson Farms — Chairman & CEO
‘07 margins, the Georgia dock needs to be about $0.7875. Boneless breasts needs to be about $1.54, tenders need to be about $1.52, wings need to be about $1.25, leg quarters need to be about $0.42. That will be different for different people for different size chickens, and different operations.

Ken Goldman — JPMorgan Chase & Co. — Analyst
But it is not unreasonable to think those are close to what you would need also?

Lampkin Butts — Sanderson Farms — President and COO
Those are what we need.

Mike Cockrell — Sanderson Farms — CFO
Those are what we need.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Those are what we need.

Lampkin Butts — Sanderson Farms — President and COO
And Ken, just to caution you about that, that’s what those markets need to average for the year as Joe said to return to 2007 margins which some of the guys that do what you do have said are close to normalized margins. So to return to those ‘07 margins we need to average those prices Joe just said for the year.

Ken Goldman — JPMorgan Chase & Co. — Analyst

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
And one more question. Just curious, you guys talked about the uncertainty of whether the current production cuts are sufficient. I am curious to get your opinion on whether they are sufficient. Do you think that the 8% egg set cuts plus whatever, assuming Pilgrims hasn’t started cutting yet, their cuts plus your cuts plus if Tyson decides to change its mind. You could get 11%, 12% cuts on a regular basis. Would that be enough if your mind to get back to that level of profitability?

Lampkin Butts — Sanderson Farms — President and COO
Ken, I don’t know. You know, we went through October, and USDA reported we actually did have 4% less head of chicken in the market got worse.
October and November are historically poor demand months, always market historically declines during that period of time. We are going into January, where most of the time you get a little up tick in demand, and better retail features and we are going into that month with 8%, I think the, I think we are going to have 8% less head count average in January. I am frankly anxious to get there and see what it is going to do. But I am anxious to experience 8% less head count, I don’t think I have ever done that before. But, this downturn in demand we described in May and August is something that we have never seen before, and I don’t know the answer to that yet. But looking forward to seeing what January is going to be like.

Ken Goldman — JPMorgan Chase & Co. — Analyst
Okay. Thanks very much.

Lampkin Butts — Sanderson Farms — President and COO
You bet.

Operator
And our next question will come from Christina McGlone with Deutsche Bank.

Christina McGlone — Deutsche Bank — Analyst
Good morning.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Good morning.

Christina McGlone — Deutsche Bank — Analyst
Joe I’m curious about, talking about leg quarters needing to be in the $0.40 range, I am just curious if the market can bear an increase in prices. I wanted to better understand the underlying demand in Russia, what’s going on with the credit issues, is it easing up, is the consumer in Russia. are we seeing an impact on them from what’s going on economically, and then, second to that, with this pending announcement would we have resolution of the chlorine issue as well?

Lampkin Butts — Sanderson Farms — President and COO
This is Lampkin. Let me try to answer those questions. First about Russia, the demand situation and leg quarters going into Russia is not resolved. Product is still going in the country but there’s still a back up and prices are well below that $0.40 that is Joe mentioned. And that has more to do with credit than anything else.

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — Chairman & CEO
And the credit is not resolved and it is not significantly improved today.

Lampkin Butts — Sanderson Farms — President and COO
$0.40 a pound for leg quarters very doable but not today. I mean not in today’s economy in Russia and eastern Europe and with the banking crisis.
As far as the resolution between USDA here and Russia, it is our understanding that there has been progress made and that both countries appear to be agreeable to a resolution which would allow for 750,000 metric tons of quota for next year for the US and the chlorine issue would not be an issue January 1, that issue would be put off for a year. That has not been finalized and both countries haven’t signed off on it so we can’t predict the date, but we feel good about, it appears the countries are in agreement on that.

Joe Sanderson — Sanderson Farms — Chairman & CEO
I would also add to that, that there’s a different relationship between the dollar and the ruble right now. And while we think maybe in January we might see a different market scenario, the currency situation is certainly going to be different in 2009 at least at the beginning of the year than what we had in 2008.

Lampkin Butts — Sanderson Farms — President and COO
The cheap dollar supported US exports most of 2008. With the dollar strengthening it is not supporting exports today.

Christina McGlone — Deutsche Bank — Analyst
So are our leg quarters more expensive now than theirs, in their domestic market?

Joe Sanderson — Sanderson Farms — Chairman & CEO
Not right now, no. Not at $0.20 delivered to port.

Christina McGlone — Deutsche Bank — Analyst
And then what about just the underlying demand? Because you will think if the product can get in there, and it’s cheaper than what their prices are, that demand would pick up, unless the economy is impacting their meat consumption.

Joe Sanderson — Sanderson Farms — Chairman & CEO
It looks to us like the demand on the street, so to speak, demand from the consumer, it looks to us like it’s Okay. The inventory levels in Russia are not a burden. The product is just slow getting into the country because the importers liquidity has been cut in half. It’s really that and the value of dollar has caused it to back up. I would say that earlier in the year when leg quarters were sold for $0.60 a pound, delivered port, there could have been a push back in Russia at those prices. But the product getting in seems to be clearing at the consumer level satisfactorily.

Christina McGlone — Deutsche Bank — Analyst
Okay, thank you for that. And are we still seeing, you mentioned the discounting for white meat being below (urnaberry)? Are we still seeing that happen?

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — Chairman & CEO
We are seeing prices below (urnaberry) but not $0.80 and below like we saw in October, and parts of November. (urnaberry) is at $1.15, the product’s being sold $0.15 back of that. That puts boneless some spot loads at $1 versus $0.80 in October and part of November.

Christina McGlone — Deutsche Bank — Analyst
Okay. And then my last question, I assume you will continue to see an inventory build in chicken cold storage and I am wondering if this USDA program that they haven’t quantified, but if that would help reduce those inventories meaningfully.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Christine, it is not a big number. It will help, and we’re grateful for it, we support it, every little bit helps. But this is not finalized. The bid opens on December 8th.

Christina McGlone — Deutsche Bank — Analyst
Yes.

Joe Sanderson — Sanderson Farms — Chairman & CEO
So nobody knows exactly how much they will buy, but we estimate that between January and the first of March they could buy 50 million pounds worth of chicken products which translates into less than 1% of weekly production. I mean it is going to be helpful, it is going to get some stuff out of freezers but it is not huge.

Christina McGlone — Deutsche Bank — Analyst
Yes.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Less than 1% of total production.

Christina McGlone — Deutsche Bank — Analyst
Okay. Thank you very much.

Joe Sanderson — Sanderson Farms — Chairman & CEO
You’re welcome.

Operator
And moving on to our next question, we’ll hear from Ken Zaslow with BMO Capital Markets.

Kenneth Zaslow — BMO Capital Markets — Analyst
Thank you, good morning, everyone.

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — Chairman & CEO
Good morning.

Kenneth Zaslow — BMO Capital Markets — Analyst
I guess my first question is for next year, how much do you guys think your production will be lower for the full year or flat, I think one time it was supposed to be up 10%.

Lampkin Butts — Sanderson Farms — President and COO
Ken, right now, we can’t answer that for sure because, as Joe said in the prepared comments, we’ve made no final decision about when to restore our cuts, so it’s going to depend on that. If we restored them in the spring some time you would run about 2% more pounds in fiscal 2009 than you did in fiscal 2008, but as you noticed we didn’t even say that during the prepared remarks because it is just going to depend.

Kenneth Zaslow — BMO Capital Markets — Analyst
Okay. So at the very conservative way you would at most increase your production by 2% which is an 8% change from last conference call, is that fair?

Lampkin Butts — Sanderson Farms — President and COO
I think if you are modeling that would be reasonable, yes.

Kenneth Zaslow — BMO Capital Markets — Analyst
Okay. And then, I appreciate that you give, chicken prices for 8.5% margins which is what people like to call normalized but what about break even levels, where are we at with that, because I think we first have to get to break even , before we get to 8.5%

Lampkin Butts — Sanderson Farms — President and COO
Yes, I don’t have those numbers prepared, Ken.

Kenneth Zaslow — BMO Capital Markets — Analyst
Okay.

Lampkin Butts — Sanderson Farms — President and COO
We like to think we are going return to those margins. We don’t calculate break even.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Yes, break even doesn’t interest us very much.

Kenneth Zaslow — BMO Capital Markets — Analyst

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
But when will we be getting to those 8.5% margins

Joe Sanderson — Sanderson Farms — Chairman & CEO
Don’t ask me to predict that, Ken, you know better.

Kenneth Zaslow — BMO Capital Markets — Analyst
I know. You opened it up though.

Joe Sanderson — Sanderson Farms — Chairman & CEO
I did. I did. That’s fair too. Go ahead.

Kenneth Zaslow — BMO Capital Markets — Analyst
My next question is if I think about the competitor that has clearly decided to go bankrupt, if you guys aren’t in the position to buy parts of their assets, who would? Is there any company that would be able to buy any of their assets and if there weren’t any company out there to buy their assets, how does a company like this emerge from bankruptcy without down sizing their operations? Is it possible?

Lampkin Butts — Sanderson Farms — President and COO
I can’t speculate about, about that. I have no idea about anybody else’s situation other than the three public companies, we are not privy to that. I know there are some other chicken companies out there, and we chase them in AgriStats every month, but I have no idea anybody’s balance sheets and intentions and I have no idea about that.

Kenneth Zaslow — BMO Capital Markets — Analyst
I just want to think you guys would be one of the stronger balance sheets out there, and I don’t know I guess, I was just thinking that if you guys don’t buy parts of it, it seems hard to believe that other companies will and I can’t imagine a restructuring that keeps the same size, is what I was trying to get at, but you really don’t have any commentary to that?

Joe Sanderson — Sanderson Farms — Chairman & CEO
No, sir.

Kenneth Zaslow — BMO Capital Markets — Analyst
All right. The last question I will ask is if I think about the export demand, how much do you think the fall in the leg quarter prices is the LC problem and credit problem versus mow much do you think it is actually a reduction in global demand?

Lampkin Butts — Sanderson Farms — President and COO
This is Lampkin. I think the banking crisis and the liquidity issue is the main factor. The global slowdown in the economy would have affected leg quarters, $0.60 leg quarters have never sustained for a long, long time but to go from $0.60 to $0.20 I think most of that drop was related to the importers liquidity.

Kenneth Zaslow — BMO Capital Markets — Analyst

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
So is there a timetable to which you think that the liquidity will come back? When you talk to your trade partners, is there any feeling the liquidity is coming back, or is it still pretty dry, cna you give us a timetable?.

Joe Sanderson — Sanderson Farms — Chairman & CEO
It feels like it is tied very much tied to the US as well, and when it unfreezes in the US, I am guessing that the eastern European and Russian and European will follow. I don’t think Europe and eastern Europe and Russia are going break free ahead of the US.

Lampkin Butts — Sanderson Farms — President and COO
The Russian importer at a $0.30 leg quarter they need half as much cash than they did earlier in the year but except for the vale of the dollar but they still have some high priced product that hasn’t gotten in.

Joe Sanderson — Sanderson Farms — Chairman & CEO
A part of this is they’re also protecting their inventory. They’re unloading boats over there right now, of $0.55 leg quarters. They have inventory that is $0.60, they’re unloading $0.55 and they’re protecting and going to dispose of those inventories and then they can’t get money to buy any more, and it’s kind of the same thing they had when they had avian influenza and it is going to take two or three months to get it squared away, and we don’t know about the credit.

Kenneth Zaslow — BMO Capital Markets — Analyst
All right, I appreciate it.

Joe Sanderson — Sanderson Farms — Chairman & CEO
You bet.

Lampkin Butts — Sanderson Farms — President and COO
Thanks, Ken.

Operator
And our next question will come from Heather Jones with BB&T Capital Markets.

Heather Jones — BB&T Capital Markets — Analyst
Good morning.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Good morning, Heather.

Heather Jones — BB&T Capital Markets — Analyst
I have a quick question on domestic demand. You mentioned retail demand remains fairly descent, but was wondering what you have seen in food service over the last couple of months. I’m just trying to determine has there been a big further deterioration, it has been weak all year, and did you see another dramatic step down in October, November period?

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — Chairman & CEO
It’s still weak. As you said it has been soft all year. October and November was more of the same.

Heather Jones — BB&T Capital Markets — Analyst
So you didn’t see worsening, it is just more of the same?

Joe Sanderson — Sanderson Farms — Chairman & CEO
We did see worsening at some customers.

Heather Jones — BB&T Capital Markets — Analyst
Yes.

Joe Sanderson — Sanderson Farms — Chairman & CEO
But I would say overall, it is just still just very soft.

Heather Jones — BB&T Capital Markets — Analyst
Okay. And then, as far as your cuts, it sounds like basically when the markets improve, reversing those cut is very much on the table. You mentioned the decline in breeder stocks. I was wondering if you have a feel for the egg set cuts we have seen, chick placement cuts et cetera, I mean how much of that is people just like y’all that are just waiting until the market improves and bring it back and how much is it people that are in dire straits and so these are maybe not permanent but longer term cuts.

Lampkin Butts — Sanderson Farms — President and COO
I don’t think any of the cuts are permanent on the egg sets. The breeder stock is running 2% and 3% for three months and that’s going to stretch out six months before it is meaningful. I think all of the egg set cuts could be restored but it is going to take ten weeks before it can be meaningful, and my guess is that it will trickle back up, it won’t happen overnight. You are going to have different companies, it will be in different conditions with their balance sheet and their operations. Everybody won’t return to profitability the same month.

Heather Jones — BB&T Capital Markets — Analyst
Yes.

Joe Sanderson — Sanderson Farms — Chairman & CEO
You will have some better operators and better people in different marketplaces, they’ll return to profitability at different times. Better operators will return to profitability one month and somebody else may be four months later.

Heather Jones — BB&T Capital Markets — Analyst
Yes.

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — Chairman & CEO
And it depends on how this market improves it may improve gradually which I would expect. I don’t think it turns on a dime, and your egg sets will creep back up, they won’t all jump back up at one time.

Heather Jones — BB&T Capital Markets — Analyst
Yes.

Mike Cockrell — Sanderson Farms — CFO
You may also have an operator that has a balance sheet that is in jeopardy or is challenged and you know, even if that person is a good operator, returns to profitability, he is still going to wait because he needs to heal up his balance sheet. We have seen that before in other cycles that we’re going the to react differently to it.

Heather Jones — BB&T Capital Markets — Analyst
Yes, understood that the egg set things aren’t permanent, but if you had some kind of qualitative feel for, are the other guys cutting egg sets, are they at this for a longer period than y’all or is it going to be just like prior cycles where pricing improves and it’sback off to the races, or could we be back in the same boat if the domestic economy doesn’t show significant improvement here could we be back in a similar not this bad but still break even to lose making position in early 2010?

Lampkin Butts — Sanderson Farms — President and COO
You could. I would never say you couldn’t, but when people start making a lot of money, the signal is, set more eggs, and that’s what they’ll do. That’s the market signal, and they will do it, but people that are heavily leveraged are going to be more cautious than people that are not.

Heather Jones — BB&T Capital Markets — Analyst
Right. Are you going to publicly announce that you’re reversing these cuts or is it just sort of going to happen?

Joe Sanderson — Sanderson Farms — Chairman & CEO
I will wait until we are on a conference call and somebody asks, probably.

Lampkin Butts — Sanderson Farms — President and COO
I will say this. I will tell you this. We have more flexibility in Mississippi.

Heather Jones — BB&T Capital Markets — Analyst
Uh-huh.

Lampkin Butts — Sanderson Farms — President and COO
We are not going to let the new growers at Waco — Some time in March, April, May, that plant is going get up to 1.2 million, and we are going to do that. And I thought somebody would ask that but they haven’t. We have more flexibility here but Waco is going to cut get up to 1.2 million whenever those houses are completed in Waco. I don’t know if that’s going be March, April, May, June, whenever it is.

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call

Heather Jones — BB&T Capital Markets — Analyst
What do you mean flexibility, with regard to your grower contracts?

Lampkin Butts — Sanderson Farms — President and COO
Well, layout and, we, layout times and sizes, yes, not contracts, but we have been running a tight layout in Mississippi and we have more flexibility here than we do in Waco.

Mike Cockrell — Sanderson Farms — CFO
And those Waco growers are going to be brand new, they’re going to be bringing on their houses and having made that investment they’re going to want chicken.

Lampkin Butts — Sanderson Farms — President and COO
We don’t have all the houses built in Waco.

Heather Jones — BB&T Capital Markets — Analyst
By April or so they’ll be done.

Lampkin Butts — Sanderson Farms — President and COO
April and it depends on the weather over winter.

Heather Jones — BB&T Capital Markets — Analyst
Okay. And then I have two final question, one is real quick. You said your liquidity or availability on your credit facility was 131 at the end of October. Can you update us with what it is now? Given how bad November was?

Mike Cockrell — Sanderson Farms — CFO
It hasn’t changed significantly.

Heather Jones — BB&T Capital Markets — Analyst
Okay. And then my final question is, I just want to make sure I am understanding this accounting correctly. So you have written down your current inventories to the market so if the market improves from here which it seems like it is, on the inventories you already had in process you actually should be profitable for fiscal Q1?

Joe Sanderson — Sanderson Farms — Chairman & CEO
Right. Yes, it should be break even. If our estimates are spot on. As I said, we feel pretty comfortable about our cost side. We’ve had to project what we think is market is going to be in December and we’ve been conservative with that. If we were spot on we would break even. If the market improves, as you said, above what we have estimated you would actually make a profit on those birds, that’s correct.

Heather Jones — BB&T Capital Markets — Analyst

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
And so my question is, is basically you just pulling forward the losses from Q1? So assuming your estimates of where the market’s going to be is correct. So it is really, and as far as us treating it as a model, it is really not a nonrecurring item like you’re writing down on good will or something, you are just bringing in Q1 losses into Q4.

Joe Sanderson — Sanderson Farms — Chairman & CEO
That’s the practical effect of it.

Lampkin Butts — Sanderson Farms — President and COO
It’s for November and December though.

Joe Sanderson — Sanderson Farms — Chairman & CEO
That’s right.

Heather Jones — BB&T Capital Markets — Analyst
Not January.

Joe Sanderson — Sanderson Farms — Chairman & CEO
The live birds as I said we have 60 million plus a little less than 60 million birds that will be processed in November and December and then of course putting the birds out now for January, but that’s correct, just November and December.

Lampkin Butts — Sanderson Farms — President and COO
And your credit availability was $139 million not $131 million.

Heather Jones — BB&T Capital Markets — Analyst
139. Okay. Every million counts in this environment; right?

Joe Sanderson — Sanderson Farms — Chairman & CEO
It does.

Heather Jones — BB&T Capital Markets — Analyst
All right. Thank you.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Absolutely.

Operator

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
And our next question will come from Christine McCracken with Cleveland Research.

Christine McCracken — Cleveland Research Company — Analyst
Good morning.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Good morning.

Christine McCracken — Cleveland Research Company — Analyst
Just wanted to touch a little bit on these leg quarters, that are sitting in inventory because, in the past, unwinding build-ups in inventory took quite a long time and I am wondering what is the industry doing this time around? Is it possible that we are trying more proactively to keep inventory low so that it doesn’t creep up and weigh on the market for balance the year? Is there anything that might be address by you and others to keep it from being a big problem for like the first half of next year?

Joe Sanderson — Sanderson Farms — Chairman & CEO
Christine, this is Joe. We think you are going to see — what was the last report we saw?

Lampkin Butts — Sanderson Farms — President and COO
October.

Joe Sanderson — Sanderson Farms — Chairman & CEO
October. We think you are going to see a significant build in November. And then we understand that there, for whatever reason they’re pretty good inquiries for leg quarters arriving in January in Russia, maybe because of lower prices but we think the next inventory of cold storage is going to be a pretty good build and we actually see a peak on that out of AgriStats on a weekly basis. But, we think that may in January and February kind of get brought back down some with the lower production levels and we think right now, maybe because Lambkin said the prices are lower, they’re going to get shipped. I don’t know, we don’t know yet.

Christine McCracken — Cleveland Research Company — Analyst
Then just in terms of these cuts y’all are taking seems to be concentrated in big birds. Historically the rational behind not cutting was that it did eat into your efficiencies. You get to that level of cuts it seems like it hurts you a bit on profitability. I am just wondering how you balance that and if that worked its way into your decision making.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Our per pound costs and live production in our plant is going go up on a per pound basis, but what you are doing just reducing your absolute losses. 91% of this inventory adjustment was in big birds and that 91% of our losses are coming out of big birds and we were just cutting losses. We do a calculation every week about comparing and you get to a point where it makes sense to cut it even though your per pound goes up you reduce your absolute losses. It has to get to a certain point. $0.85, $0.90 breasts and $0.20 leg quarters you reach that threshold. And it may be different, if you get to a $1.25 breast, it may look the other way, but at $0.85, and $0.20, it was crystal clear.

Christine McCracken — Cleveland Research Company — Analyst

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
One final question.

Joe Sanderson — Sanderson Farms — Chairman & CEO
We are not ideologues, by the way, we are flexible.

Christine McCracken — Cleveland Research Company — Analyst
Yes. Just Mike on your CapEx plans, did I hear you right that you are putting $17 million number out there for next year.

Mike Cockrell — Sanderson Farms — CFO
That’s correct, Christine. We approved our capital budgets in August and September and it is a very tight budget and our division managers were very agreeable and cooperative in battening down the hatches. It is and last year of course it is down significantly because we are not doing anything special this year.

Christine McCracken — Cleveland Research Company — Analyst
That’s below maintenance cap levels though; right.

Lampkin Butts — Sanderson Farms — President and COO
We have usually said $25 million, and it may end up there by the end of the year. we have approved capital budgets though at this point at just over $17 million and if something breaks and somebody comes in and needs something they know that, joe will let them have it to run their plants but right now it is lean. But $25 million is what we have been suggesting people use as a model on average every year for maintenance.

Christine McCracken — Cleveland Research Company — Analyst
Right. All right. Thanks.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Thank you.

Operator
And we will move to our next question that will come from Chris Bledsoe with Barclays’s Capital.

Christopher Bledsoe — Barclays Capital — Analyst
Hi there.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Good morning, Chris.

Christopher Bledsoe — Barclays Capital — Analyst

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
Just curious, just to follow up on Christine’s question, the capacity utilization levels that you have historically operated at, I suspect have been sort of mid to high 90s, and I am just wondering if that is fair and after this cut what are we talking about and how low would you really be willing to go, if you do anticipate some directional improvement in profitability?

Lampkin Butts — Sanderson Farms — President and COO
How, how much lower would we go?

Christopher Bledsoe — Barclays Capital — Analyst
I am sorry if you don’t anticipate improvement in profitability.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Well, we will do what we need to do. We will cross that bridge when we get there but like I said we are flexible. We will do what we need to do, and we feel like we want to see January, and see what this cut looks like and see what the supply and demand is going be in January, and we are comfortable with the cuts we have in place and we think we are going to be in good shape in January.

Mike Cockrell — Sanderson Farms — CFO
And Chris you are right on with your capacity utilization historically speaking, we always cut you 4% or so through the winter, some weeks that’s more than that because of holidays but then run of 100% through the summer and that comes in the mid-90s. You are right about that.

Christopher Bledsoe — Barclays Capital — Analyst
Okay. Is there any feeling that your move here to more aggressively moderate production sets the stage for others in the industry who may be having been on board to get on board or is there any evidence out there that you are seeing anecdotally suggesting other large processors are getting on board that haven’t been on board?

Joe Sanderson — Sanderson Farms — Chairman & CEO
No. We don’t know anything about anybody else. We did this for our shareholders and this company and our balance sheet and our P&L. We don’t know anything about anybody else.

Christopher Bledsoe — Barclays Capital — Analyst
Okay. If I think about the big bird de-boning model and the last 15 years of profitability and you kind of naturally expect that the excess returns relative to the other subsegments the excess returns out of big bird would draw in fresh capacity and it has. That’s where a lot of our expansion has been. We have been seeing Tyson’s conversion more recently, some of that is plant to big bird. Are you starting feel now like some of the excess returns in that subsegment may be at risk over the longer term here or and if so does that sort of warrant a closer look at your, at your asset footprint?

Lampkin Butts — Sanderson Farms — President and COO
At our business plan?

Christopher Bledsoe — Barclays Capital — Analyst
Yes.

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call

Lampkin Butts — Sanderson Farms — President and COO
I do not. What I believe is that we are in an unusual situation with a very weak economy and a consumer that has been beat to death with high gas prices and falling home values and now unemployment and psychologically beat up by falling stock market and job loss and all of those things and I think they shrunk up, pulled back and pulled in. But I do not believe that what we saw in the 90s and the habits, the life styles about people not I think they’re eating at home right now and going to the grocery store and preparing, buying prepared food grocery store but I do not believe that they have quit for the rest of their lives eating out.
I think that is a life style change that is different from a mother’s and I think that’s a generation change and I think when the economy recovers, and I don’t think that’s going to be in 2009, I think it will be later. But I think when the economy recovers, that will happen. They will go right back, and I think they will go back to eating out before they go buy the car and buy the house and buy the big screen television, but I think it will be one of the first things they do.
But we are flexible and if it changes, it changes, and we’ll change with it. We’ll do what we need to do, but no I don’t think this is a fundamental change. I think this is a bad time in the economy and a beat up consumer and I think we will bide our time through this and come out the other side of it.

Christopher Bledsoe — Barclays Capital — Analyst
Okay. Just thinking about some of the letter of credit type of issues and the export market, I would have to believe that would mean inventories on the other side of the world are being depleted as inventories here are growing. Is that consistent with what you are seeing, with what you’re hearing any way to quantify what those inventory levels are in Russia particularly.

Mike Cockrell — Sanderson Farms — CFO
It is consistent with what we are hearing from Russia. We really don’t see worldwide inventory number, but we get reports from Russia about inventory levels.. The inventory levels there appear to be dropping and are at a very manageable level right now..

Christopher Bledsoe — Barclays Capital — Analyst
I guess if that continues and the letter of credit sort of lock up that we’re seeing continues, I guess it is not unreasonable to think that there could even be that this issue become more of a humanitarian crisis of sorts. I’m a little bit surprised that we’ve not seen more attention to it. More broadly , maybe it will take a humanitarian issue. Is there any talk at all in different levels of government

Lampkin Butts — Sanderson Farms — President and COO
No. I think we’re a long way from that as far as considered humanitarian.

Joe Sanderson — Sanderson Farms — Chairman & CEO
We’re getting inquiries for January arrivals. They don’t want anything in December, but we are taking inquiries for January arrivals at low prices. And I mean I assume like Lampkin said a while ago they do have enough money to buy $0. 20 leg quarters

Christopher Bledsoe — Barclays Capital — Analyst
Does getting the inquiries also mean that there’s some level of comfort with the importer’s ability or the shipper’s ability to obtain the letters of credit they need and to have those letters of credit accepted, or is that an entirely different conversation?

Joe Sanderson — Sanderson Farms — Chairman & CEO

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
No it assumes they will have credit.

Christopher Bledsoe — Barclays Capital — Analyst
All right. If I were a restaurant operator today, I’d be of the mindset that I’d want to take advantage of some of the disconnect in the industry and the need for some processors to take on cash here to lock in prices at pretty favorable levels. So I’m curious of how much you are seeing from the restaurant operators is a move to lock in longer term discounted prices relative to what they may otherwise be in 2009 on the prepared food side of the business?

Joe Sanderson — Sanderson Farms — Chairman & CEO
What we have seen from the casual dining arena is a willingness to pay higher prices for ‘09 than ‘08. Occasionally one can get theirs booked at the same but most, the majority of those we deal with are looking at higher prices from us and other processors.

Christopher Bledsoe — Barclays Capital — Analyst
And there’s still resolve around the industries move to a 90 to 180 day type of pricing model as opposed to the —.

Joe Sanderson — Sanderson Farms — Chairman & CEO
There’s some of those out there and there’s still some 12 month.

Lampkin Butts — Sanderson Farms — President and COO
The majority of it is 12 months still.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Most of it is 12 months, but it’s booked at higher prices.

Christopher Bledsoe — Barclays Capital — Analyst
Okay. And then lastly, the credit issues, are they affecting the build out at all, not so much Sanderson’s credit obviously but really more with the growers, the combination of the industry and the trough, and the general credit malaise, Is it affecting the growers’ ability to get the financing they need for their houses and therefore to complete Waco and then Kinston when you decide to bring that back online.

Joe Sanderson — Sanderson Farms — Chairman & CEO
We really haven’t seen that, Chris. Of course most of our growers had all this lined up and done before the big part of this credit crunch hit and the psychological part hit. So we haven’t seen that.

Christopher Bledsoe — Barclays Capital — Analyst
If I can just a quick one on the housekeeping item on the D&A, I didn’t catch if you stated what you expected D&A to be for 2009.

Lampkin Butts — Sanderson Farms — President and COO
I did. Sure did. $43 million is what we expect for fiscal 2009.

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call

Christopher Bledsoe — Barclays Capital — Analyst
Great. Okay. Well, thanks for taking all of the questions.

Joe Sanderson — Sanderson Farms — Chairman & CEO
You bet.

Operator
And gentlemen, we do have one additional question if we have time to take it.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Yes, let’s do one more.

Operator
Wonderful. The final question is from Robert Moscow with Credit Suisse.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Hey, Robert. Robert?

Operator
Mr. Moscow, your line is open, sir.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Well,.

Operator
It appears he is no longer on the line.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Okay.

Operator
We have no further questions at this time. Mr. Sanderson I would like to turn it back to you for any additional or closing remarks, sir.

Joe Sanderson — Sanderson Farms — Chairman & CEO

Final Transcript
Dec. 04. 2008 / 11:00AM ET, SAFM — Q4 2008 Sanderson Farms Earnings Conference Call
Good. Thank you for spending time with us this morning. On behalf of everyone at Sanderson Farms, we wish you all a very happy Holiday season, and a happy prosperous and peaceful new year. Thank you.

Operator
Once again, ladies and gentlemen, that does conclude today’s conference. We’d like to thank you for your participation and have a wonderful day.

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